POWER OF ATTORNEY

	The undersigned, as a Section 16 reporting person of Plumtree Software Inc. (the "Corporation") under the Securities Act of 1934, as amended (the "Exchange Act"), hereby constitutes and appoints Greg Wharton, Secretary and General Counsel of the Corporation, Alissa Park, Corporate Counsel of the Corporation, and Kurt Berney of Wilson Sonsini Goodrich & Rosati, P.C., the Corporation's outside corporate counsel, and each of them, as the undersigned's true and lawful attorney-in-fact for the following actions:

	1.	to complete and execute Forms 3, 4 and 5 and other forms
		and all amendments thereto as such attorney-in-fact shall in his discretion determine to be required or advisable pursuant to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

	2.	to do all acts necessary in order to file such forms with the
		Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney-in-fact shall deem necessary or appropriate.

	The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of March 2004.



	/s/ Paul Ciandrini
	Paul Ciandrini